UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 11, 2008

Commission File Number: 333 – 150831

CICERO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

7251 W. Lake Mead Blvd, Suite 300
Las Vegas NV 89128
(Address of principal executive offices)

(702) 562 4308
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 11, 2008, Mr. Tom Alexiou, a director and the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Cicero Resources Corp. (the “Company”), notified the Company of his decision to resign from his officer positions with the Company; all of which are listed above.

Also on September 11, 2008, the Company’s board of directors appointed Ms. Melanie Williams to succeed Mr. Alexiou as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer. The board of directors concurrently increased the number of directors in the Company to two and appointed Ms. Williams as a director of the Company.

Mr. Alexiou resigned from his position as a director of the Company on September 11, 2008. Mr. Alexiou’s decision to resign from all of his officer and director positions was not due to any disagreement with the Company on any matter relating to operations, policies or practices of the Company.

Due to the appointment of Ms. Williams and the consequent resignation of Mr. Alexiou, the number of directors on the Company’s board of directors remains at one.

Consulting Agreement

Pursuant to a consulting agreement (the “Agreement”) between the Company and Ms. Williams entered into on September 11, 2008, Ms. Williams will provide all services expected from a director and Chief Executive Officer of a company.

The Agreement is effective as of September 11, 2008 and continues until terminated by either Ms. Williams or the Company.

Ms. Williams will receive a monthly base salary of $200. Ms. William’s salary will increase to $5,000 per month if the Company receives an aggregate of $500,000 in financing.

Business experience

Melanie Williams holds a Bachelor of Commerce degree with majors in Marketing and Management from Mount Allison University in Sackville, NB where she was on the Dean’s list for the 2001-2002 academic year. While in Sackville she worked as a Business Development Officer helping small business owners in the community with marketing/business plans, market research and feasibility studies as well as obtaining funding for new business ventures.

Upon graduation in 2003 Ms. Williams began employment with HBC where she served as a marketing specialist. In 2004 Ms. Williams was retained as a customer service professional with a privately owned personal hygiene company. In four years with the company Ms. Williams moved through the ranks as a team leader, Supervisor, Manager and finally Business Analyst. From May 2008 to the present, Ms. Williams has been employed within the Marketing/Research and Development team as an Assistant Product Manager.

Ms. Williams is currently enrolled in the final year of her MBA from the Université de Moncton in Moncton, NB with graduation slated for October of 2009.

There are no other understandings or arrangements between Ms. Williams and any other person pursuant to which Ms. Williams was selected as a director or executive officer. There are no family relationships between Ms. Williams and any of the other members of the Company’s board of directors. Ms. Williams holds no directorships in any other public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008	CICERO RESOURCES CORP.
By: /s/ Melanie Williams
Melanie Williams,
Director, President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Secretary and Treasurer